Exhibit 10.1

THIS CONVERTIBLE SECURITY AND THE CONVERSION SHARES ISSUABLE UPON CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS CONVERTIBLE SECURITY AND THE CONVERSION SHARES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION, INCLUDING PURSUANT TO RULE 144 OF THE SECURITIES ACT.

CONVERTIBLE SECURED CONTINGENT VALUE RIGHT AGREEMENT

This CONVERTIBLE SECURED CONTINGENT VALUE RIGHT AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of June 16, 2023 (the “Effective Date”) is made by and among MOLECULAR TEMPLATES OPCO, INC., a Delaware corporation (“Opco”), MOLECULAR TEMPLATES, INC., a Delaware corporation (“Parent”, and in its capacity as obligor with respect to the Contingent Value, together with Opco, and each other Person party hereto from time to time as an obligor, collectively, “Obligors” and each, an “Obligor”), and as the issuer of the Conversion Right and the Conversion Shares (in such capacity, “Issuer”), K2 HEALTHVENTURES LLC (“K2”, and as holder under this Agreement, in such capacity, together with its successors, “Holder”), and ANKURA TRUST COMPANY, LLC, as collateral trustee for Holder (in such capacity, together with its successors, “Collateral Trustee”).

For good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Accounting and Other Terms. Accounting terms not defined in this Agreement shall be construed in accordance with GAAP, and calculations and determinations shall be made following GAAP, consistently applied. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth on Exhibit A. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in this Agreement, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. For purposes of calculations made pursuant to the terms of this Agreement or otherwise for purposes of compliance herewith, GAAP will be deemed to treat operating leases and capital lease obligations in a manner consistent with the treatment thereof under GAAP as in effect on December 31, 2018, notwithstanding any modifications or interpretive changes thereto that have occurred. Any documents or agreements referred to herein shall mean any such documents or agreements as amended, restated, amended and restated and/or otherwise supplemented or modified from time to time.

2. Satisfaction of Loan Obligations. As of the Effective Date, K2, in its capacity as the sole Lender and Administrative Agent under the Loan Agreement, Opco and Parent, in their capacity as Loan Parties under the Loan Agreement, have agreed to an alternative settlement of the outstanding Obligations in respect of the Loans (including principal, accrued interest, fees outstanding or due upon prepayment of the Loans, including the Prepayment Fee, but, for the avoidance of doubt, excluding the Surviving Obligations, collectively, the “Loan Obligations”). Obligors shall make a cash payment of $27,500,000 on the Effective Date (the “Cash Payment”). In lieu of cash payment of the remaining balance of the Loan Obligations, Holder has agreed to accept as payment in full of the Loan Obligations, the right to receive the Contingent Value and Conversion Right in accordance with this Agreement. Upon receipt by Holder of the Cash Payment and the due execution and delivery by the parties hereto of this Agreement, (a) any commitments of Lenders to extend credit pursuant to the Loan Agreement will automatically and irrevocably terminate, (b) all Loan Obligations shall be satisfied, discharged, terminated and paid in full, and (c) the Loan Agreement or the Fee Letter shall terminate and be of no further force or effect (except for the Surviving Obligations). To the extent that any portion of the Cash Payment received by any Holder is subsequently invalidated, declared to be fraudulent or a fraudulent conveyance or preferential, set aside or required to be repaid to a trustee, receiver, debtor-in-possession or any other party under any bankruptcy or insolvency law, state, provincial, municipal or federal law, common law or equitable cause, then to the extent that the payment or proceeds is rescinded or must otherwise be restored, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, the portion of the Loan Obligations which were intended to be satisfied by payment of such portion the Cash Payment that was rescinded or restored shall be revived and continue to be in full force and effect, as if the affected payment or proceeds had never been received, and the claims of Secured Parties with respect to the revived Loan Obligations shall remain intact. Each of the Obligors hereby releases, discharges and acquits each Secured Party and each of its respective officers, directors, agents, attorneys and employees and its successors and assigns (the “Released Parties”), from all obligations to any Obligor (and each of its respective successors and assigns) and from any and all claims, demands, debts, accounts, contracts, liabilities, actions and causes of actions, whether in law or in equity, arising out of the Loan Agreement or the other Transaction Documents (or the transactions contemplated thereby on or prior to the Effective Date that any Obligor any time had or has, or that each of its respective successors and assigns hereafter can or may have against any Secured Party or each of its respective officers, directors, agents, attorneys or employees and its successors and assigns (each, a “Claim”)); provided, however, that such release, discharge and acquittal shall not extend to any Claim of a Released Party arising out of the gross negligence or willful misconduct of such Released Party, as finally determined by a court of competent jurisdiction.

3. Contingent Value; Conversion Right.

(a) Contingent Payments. Obligors shall pay the applicable Contingent Payment Amount, within three (3) Business Days following each Contingent Payment Event (each such payment, a “Contingent Payment” and collectively, the “Contingent Payments”). When the Remaining Value is $0, the Contingent Value shall be deemed satisfied and paid in full. Part 2 of Schedule 2 hereto shall be updated from time to time by Holder upon receipt of any Contingent Payment or upon the expiration of any “Applicable Period” as specified therein, in each case, to reflect the then-current Remaining Value, and Holder shall provide a copy of Schedule 2, as updated, from time to time as reasonably requested by any Obligor. In addition, upon a Change in Control, Obligors shall pay an additional payment of $2,500,000 (the “Change in Control Payment”). The obligation to make the Change in Control Payment shall survive, if applicable, the payment in full of the Contingent Value prior to the effectiveness of a Change in Control.

(b) Optional Conversion Right.

(i) Conversion Election. Holder may elect at any time and from time to time after the Effective Date prior to the payment in full of the Contingent Value to convert (any such conversion, a “Conversion”) a portion of the Secured Obligations hereunder (the portion of the Secured Obligations converted in accordance with this Section 3(b), the “Conversion Amount”) into shares of Common Stock (such shares issued upon conversion, the “Conversion Shares”) at the Conversion Price pursuant to a Conversion Election Notice, to be delivered by Holder to Issuer, provided that Conversion Amount shall not exceed the Remaining Value, as determined immediately prior to any such Conversion. The number of Conversion Shares to be delivered shall be determined by dividing the Conversion Amount specified in the applicable Conversion Election Notice by the Conversion Price. Any dollar amounts so converted into Conversion Shares shall cease to represent any right to any Contingent Payment Amount set forth in Section 3(a) or otherwise, and shall only constitute rights of a common stock holder. In no event shall the aggregate Conversion Amount converted in accordance with this Section 3(b) ever exceed $3,000,000, and in no event shall Parent be obligated to issue an aggregate of more than 6,124,011 pursuant to this Conversion Right (subject to adjustment in accordance with subsection (vii) below), such that the maximum number of shares underlying this conversion right, together with the shares underlying the Warrant being concurrently issued, shall not exceed 19.99% of the Common Stock outstanding as of the Effective Date (immediately prior to the execution of this Agreement).

(ii) Delivery of Conversion Shares. Certificates for the Conversion Shares shall be transmitted by the transfer agent of Issuer to Designated Holder by crediting the account of Designated Holder’s prime broker with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal at Custodian (DWAC) system if Issuer is a participant in such system and such Conversion Shares are eligible for delivery in such a manner, and otherwise by physical delivery to the address specified by Holder in the Conversion Election Notice within three Business Days from the delivery to Issuer of the Conversion Election Notice. The Conversion Shares shall be deemed to have been issued, and Designated Holder shall be deemed to have become a holder of record of such shares for all purposes, as of the date on which all of the criteria described in the immediately preceding sentence have occurred, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

(iii) Reservation of Shares. Issuer shall reserve from its duly authorized and unreserved capital stock not less than the number of shares of Common Stock that may be issuable pursuant to a Conversion, provided that if at any time Issuer no longer has sufficient number of authorized and unreserved shares of Conversion Shares not less than the number of Conversion Shares then issuable upon conversion of the maximum amount available to be converted hereunder, then Issuer shall immediately take all action necessary to increase its authorized and unreserved shares to an amount sufficient to cure such shortfall. In the event that upon any delivery of a Conversion Election Notice there are insufficient authorized and unreserved Conversion Shares to deliver in satisfaction of such Conversion Election Notice, then Holder may elect to void or amend such Conversion Election Notice. Upon issuance of Conversion Shares upon a Conversion, such shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, and shall be free of any restrictions on transfer, except for any restrictions under Federal or state securities laws.

(iv) Rule 144. With a view to making available to Designated Holder the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Securities and Exchange Commission (the “SEC”) that may at any time permit Designated Holders to sell Conversion Shares to the public without registration, Issuer shall: (A) make and keep public information available, as those terms are understood and defined in Rule 144, until six (6) months after such date as all of Conversion Shares issued may be sold without restriction by Designated Holders pursuant to Rule 144 or any other rule of similar effect; (B) file with the SEC in a timely manner (or obtain extensions in respect thereof and file within the applicable grace period) all reports and other documents required of Issuer under the Exchange Act; and (C) furnish to Designated Holder, upon request, as long as Designated Holder owns any Conversion Shares, such information as may be reasonably requested in order to avail Designated Holder of any rule or regulation of the SEC that permits the selling of any Conversion Shares issued without registration.

(v) Registration Rights. In connection with this option to convert pursuant to this Section 3(b), Issuer hereby grants to Designated Holder registration rights on the terms set forth on Schedule 3. Notwithstanding the foregoing, in the event that Parent files a certificate of dissolution in the State of Delaware and/or deregisters its securities under the Exchange Act, Parent’s obligations under subsections (iv) and (v) shall terminate.

(vi) Limitations on Conversion.

(A) Beneficial Ownership. Notwithstanding anything herein to the contrary, Issuer shall not issue a number of Conversion Shares to the extent that, upon such issuance, the number of shares of Common Stock then beneficially owned by Attribution Parties would exceed 9.985% of the total number of shares of Common Stock then issued and outstanding (the “9.985% Cap”); provided that the 9.985% Cap shall only apply to the extent that the Common Stock is deemed to constitute an “equity security” pursuant to Rule 13d-1(i) promulgated under the Exchange Act, provided further that Holder shall have the right, upon 61 days’ prior written notice to Issuer on or after the earlier of (I) December 15, 2023 or (II) such date that Holder received notice of a proposed Change in Control transaction, to waive the 9.985% Cap.

(B) Principal Market Regulation. Issuer shall not issue a number of Conversion Shares, if the issuance of such Conversion Shares, together with any shares underlying the Warrant being concurrently issued, and together with any previously issued shares of Common Stock to Designated Holder, would result in (A) the issuance of more than 19.99% of the Common Stock outstanding as of the Effective Date (immediately prior to execution of this Agreement) or (B) Attribution Parties beneficially owning in excess of 19.99% of the then outstanding Common Stock.

(C) Beneficial Ownership Determination. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act. Upon the written request of Holder, Issuer shall, within two (2) trading days, confirm to the Holder the number of Shares then outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act.

(vii) Certain Adjustments. If Issuer declares or pays a dividend or distribution on the outstanding shares of Common Stock payable in Common Stock or other securities or property (other than cash), then upon any Conversion hereunder, for each Conversion Share acquired, Designated Holder shall receive, without additional cost to Designated Holder, the total number and kind of securities and property which Designated Holder would have received had Designated Holder owned the Conversion Shares of record as of the date the dividend or distribution occurred. Upon any stock split, reverse stock split, or any other event whereby all of the outstanding shares of Common Stock are reclassified, converted, exchanged, combined, divided, substituted, or replaced for, into, with or by securities of a different class and/or series, then from and after the consummation of such event, the Conversion Shares issuable will be the number, class and series of securities that Designated Holder would have received had the Conversion Shares been outstanding on and as of the consummation of such event, and the Conversion Price shall be adjusted accordingly. The provisions of this subsection (vii) shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events. Issuer shall promptly notify Holder of any event causing an adjustment under this subsection (vii), and at Holder’s request, shall deliver a certificate of adjustment, setting forth the adjustment and attaching calculations supporting the same, certified by a an authorized officer of Issuer.

(viii) No Fractional Shares. Upon a Conversion hereunder, any fraction of a share will be rounded down to the next whole share of Common Stock, and in lieu of such fractional shares to which the Designated Holder would otherwise be entitled.

(ix) Exemption from Registration. Assuming the accuracy of representations and warranties made by Holder in this Agreement and the accuracy of representations and warranties of Designated Holder in the Conversion Election Notice, the Conversion Right and the issuance of the Conversion Shares are exempt from registration under the Securities Act (pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder) and applicable state securities laws. Issuer is not disqualified from reliance upon Rule 506 of Regulation D for purposes of the Conversion Right and any Conversion Shares issuable pursuant thereto, including due to any “Bad Act” disqualification.

(x) Restrictive Legends. Any certificate evidencing the Conversion Shares may contain a securities legend restricting the transfer thereof, in substantially the following form as long as none of the Unrestricted Conditions have been met:

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION, INCLUDING PURSUANT TO RULE 144 OF THE SECURITIES ACT.

Upon the satisfaction of any of the following conditions (the “Unrestricted Conditions”): (A) while a registration statement (including a Registration Statement, as defined in Schedule 3) covering the sale or resale of such security is effective under the Securities Act, or (B) if the Conversion Shares are eligible to be sold without restriction under, and without the Company being in compliance with, the current public information requirements of, Rule 144 under the Securities Act, then at Designated Holder’s written request, Issuer shall, at its sole expense, cause the transfer agent to remove any restrictive securities law legend. In connection therewith, if required by the transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent, that authorize and direct the transfer agent to transfer such Conversion Shares without any such legend no later than two (2) trading days following Designated Holder’s request. The removal of restrictive legends from the Conversion Shares is predicated upon reliance by Issuer that Designated Holder will sell any Conversion Shares, pursuant to the registration requirements of the Securities Act or an exemption therefrom, and that if such securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

(xi) Designated Holder as Intended Third Party Beneficiary. Designated Holder is an intended third party beneficiary of the provisions of this Section 3(b).

(xii) Representations of Holder and Designated Holder. In connection with the granting of the Conversion Right, Holder hereby represents and warrants, and in connection with the issuance of the Conversion Shares, upon delivery of the Conversion Election Notice, Designated Holder shall be deemed to have represented and warranted, as follows

(A) Investment for Own Account. The Conversion Right and the issuance of the Conversion Shares is for the own account of Holder or Designated Holder, as applicable, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, except pursuant to sales registered or in a transaction exempted under the Securities Act, and Holder or Designated Holder, as applicable, have no present intention of selling, granting any participation in, or otherwise distributing such Conversion Right or the Conversion Shares, as applicable, the same in violation of the Securities Act without prejudice, however, to such Holder or Designated Holder’s right at all times to sell or otherwise dispose of all or any part of the Conversion Right or any Conversion Shares, as applicable, in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by Holder or Designated Holder, as applicable, to hold Conversion Right or the Conversion Shares for any period of time and Holder and Designated Holder reserve the right to transfer the same at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act.

(B) Disclosure of Information. Holder or Designated Holder, as applicable, is aware of the business affairs and financial condition of Issuer and has received or has had full access to all information it considers necessary or appropriate to make an informed investment decision with respect to entering into this Agreement, the related Conversion Right and the issuance of the Conversion Shares. Holder and Designated Holder, as applicable, represent that it has had an opportunity to ask questions and receive answers from Issuer regarding the terms and conditions thereof and to obtain additional information (to the extent Issuer possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or Designated Holder, as applicable, or to which Holder or Designated Holder has access.

(C) Investment Experience. Holder or Designated Holder, as applicable, understands that the Conversion Right or the Conversion Shares, as applicable, involve substantial risk. Holder or Designated Holder, as applicable, has experience as an investor in securities of companies in the development stage and acknowledges that it can bear the economic risk and complete loss of its investment in the event it elects to exercise the Conversion Right or in connection with the Conversion Shares, as applicable, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

(D) Restricted Securities. Holder or Designated Holder, as applicable, understands that the Conversion Right and the Conversion Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from Issuer in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold except pursuant to an effective registration statement under the Securities Act (including a registration statement filed in accordance with Schedule 3 hereto) or pursuant to an applicable exemption from the registration requirements under the Securities Act.

(E) Accredited Investor. Holder or Designated Holder, as applicable, is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act

(xiii) Effect of Delivery of Conversion Shares. In connection with the granting of the Conversion Right, Holder hereby represents and warrants, and in connection with the issuance of the Conversion Shares, upon delivery of the Conversion Election Notice, Designated Holder shall be deemed to have represented and warranted, as follows

(c) Optional Early Termination. Obligors may, upon fifteen (15) Business Days prior written notice to Holder, or such shorter period as Holder may reasonably approve, approval not to be unreasonably withheld, prepay the Contingent Value by paying the Remaining Value in full in cash without premium or penalty, subject to Holder’s right exercise the Conversion Right prior to such early termination and payment.

4. Manner of Payment; Joint and Several Liability; Payments Free of Withholding; Etc.

(a) All payments to be made by Obligors hereunder, including payments of principal and interest and all fees, charges, expenses, indemnities and reimbursements, shall be made in immediately available funds in Dollars, without setoff, recoupment or counterclaim in accordance with wire instructions provided by Holder to Obligors in writing as of the date hereof, as the same may from time to time be updated by written notice from Holder to Obligors.

(b) Each Obligor hereunder shall be jointly and severally obligated to pay any Contingent Payments or other Secured Obligations when due hereunder, regardless of which Obligor actually receives the payments or proceeds giving rise to the Contingent Payment Event, if applicable. Each Obligor hereby waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Secured Parties to: (i) proceed against any Obligor or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Secured Parties may exercise or not exercise any right or remedy it has against any Obligor or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any other Obligor’s liability. Notwithstanding any other provision of this Agreement or other related document, each Obligor irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating any Obligor to the rights of Secured Parties under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Obligor, or any other Person now or hereafter primarily or secondarily liable for any of the Secured Obligations, for any payment made by such Obligor with respect to the Secured Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Secured Obligations as a result of any payment made by an Obligor with respect to the Secured Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to an Obligor in contravention of this Section, such Obligor shall hold such payment in trust for Secured Parties and such payment shall be promptly delivered to Collateral Trustee, for the benefit of Secured Parties, for application to the Secured Obligations, whether matured or unmatured.

5. Security Interest; Pledge.

(a) Grant of Security Interest. Each Obligor hereby grants to Collateral Trustee, for the benefit of Holder, to secure the payment and performance in full of the Secured Obligations, a continuing security interest in, and pledges to Collateral Trustee, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. If this Agreement is terminated, Collateral Trustee’s Lien in the Collateral shall continue until the Secured Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) are repaid in full in cash.

(b) Priority of Security Interest. Each Obligor represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens). If an Obligor shall acquire a commercial tort claim with a potential recovery in excess of $500,000, such Obligor shall promptly notify Holder in writing and deliver such other information and documents as Holder may reasonably require to take any further action necessary or advisable to perfect Collateral Trustee’s Lien in such commercial tort claim. If an Obligor shall acquire any instrument with a value in excess of $500,000, such Obligor shall promptly notify Holder and deliver the same in original together with an allonge or other appropriate instrument of transfer and any necessary endorsement, all in form reasonably satisfactory to Collateral Trustee.

(c) Authorization to File Financing Statements. Each Obligor hereby authorizes Collateral Trustee or its designee (or the Holder, on behalf of the Collateral Trustee) to file at any time financing statements, continuation statements and amendments thereto with all appropriate jurisdictions to perfect or protect Collateral Trustee’s interest or rights hereunder. Such financing statements may describe the Collateral as “all assets of such Obligor whether now owned or existing or hereafter acquired or arising and wheresoever located, and proceeds and products thereof” or words to that effect, and any limitations on such collateral description, notwithstanding that the collateral description may be broader in scope than the Collateral described in this Agreement.

(d) Pledge of Collateral. Each Obligor hereby pledges, assigns and grants to Collateral Trustee a security interest in the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Secured Obligations. On the Effective Date or to the extent any Shares pledged hereunder from time to time are or become certificated and such Shares either (i) represent Equity Interests of a Subsidiary or (ii) have a value in excess of $500,000, and in each case, the extent the same constitute Collateral, such certificates shall be delivered to Collateral Trustee, accompanied by a stock power or other appropriate instrument of assignment duly executed in blank. To the extent required by the terms and conditions governing the Equity Interests in which an Obligor has an interest, such Obligor shall cause the books of each Person whose Equity Interests are part of the Collateral and any transfer agent to reflect the pledge of the Equity Interests. Upon the occurrence and during the continuation of an Acceleration Event hereunder, Collateral Trustee may effect the transfer of any securities included in the Collateral (including but not limited to the Equity Interests) into the name of Collateral Trustee and cause new certificates representing such securities to be issued in the name of Collateral Trustee or its transferee. Each Obligor will execute and deliver such documents, and take or cause to be taken such actions, as Holder may reasonably request to perfect or continue the perfection of Collateral Trustee’s security interest in the Equity Interests. Each Obligor shall be entitled to exercise any voting rights with respect to the Equity Interests in which it has an interest and to give consents, waivers and ratifications in respect thereof, unless following an Acceleration Event, Collateral Trustee shall have given notice to Obligors suspending such rights, provided that: no such notice shall be required if an Obligor has commenced an Insolvency Proceeding and, in any event, no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and during the continuation of an Acceleration Event and the notification by Collateral Trustee to Obligors of the exercise of remedies in accordance with the terms hereof.

(e) Further Assurances. From time to time, Obligors shall deliver such additional documents as Holder may reasonably request to perfect or protect the security interest granted in accordance with the foregoing, including without limitation, IP Security Agreements and Account Control Agreements with respect to any Collateral Accounts. Without at least ten (10) days prior written notice to Holder, no Obligor shall (i) change its jurisdiction of organization, (ii) change its organizational structure, except in compliance with subsection (f) below, (iii) change its legal name, or (iv) change its organizational number (if any) assigned by its jurisdiction of organization. Any collateral security documents previously entered into or granted in favor of Collateral Trustee for the benefit of the Secured Parties to secure the Secured Obligations (as defined in the Loan Agreement) shall continue in effect and secure the Secured Obligations.

(f) Joinder of Obligors. If any Obligor forms or acquires any direct or indirect Subsidiary, if at any time Subsidiaries that are not Obligors will (i) maintain cash and other assets with an aggregate value for all such Foreign Subsidiaries in excess of 5.0% of the assets of Parent and its Subsidiaries, on a consolidated basis, (ii) achieve revenue in excess of 5.0% of the revenues of Parent and its Subsidiaries, on a consolidated basis, for any twelve month period then ended, or (iii) hold any Intellectual Property which is material to the business of Parent and its Subsidiaries, as a whole, or (iv) be a party to any contracts which are material to the business of Parent and its Subsidiaries, as a whole, Obligors shall cause such Subsidiaries to be joined as an Obligor under this Agreement, including to assume the Secured Obligations, on a joint and several basis, and grant a lien on such Subsidiary’s assets consistent with the security interest in the Collateral granted by Obligors herein, within fifteen days (or such other period as Holder may agree in writing), so as to cause Subsidiaries that are not Obligors to no longer meet any of triggers in foregoing clauses (i) through (iv).

(g) Appointment of Collateral Trustee. Holder hereby appoints Collateral Trustee to act on behalf of Holder as collateral trustee under this Agreement and the other Transaction Documents, and to hold and enforce any and all Liens on Collateral granted by any of the Obligors to secure any of the Secured Obligations, all the terms of the Collateral Trust Agreement. The provisions of this subsection (g) are solely for the benefit of Collateral Trustee and Holder and no Obligor nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. The Collateral Trustee may resign or be removed or replaced, and a successor Collateral Trustee may be appointed in accordance with the terms and subject to the conditions of the Collateral Trust Agreement.

6. Representations and Warranties. Each Obligor represents and warrants as follows:

(a) Due Authorization; Power and Authority. The execution, delivery and performance by each Obligor of this Agreement and the other Transaction Documents to which it is a party have been duly authorized, and do not (i) conflict with such Obligor’s Operating Documents or other organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable material order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Obligor or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which such Obligor is bound.

(b) Obligor Information. The information set forth in the Perfection Certificate with respect to each Obligor and each Subsidiary thereof is true and accurate as of the Effective Date.

(c) Collateral. Each Obligor has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Such Obligor has full power and authority to create a first lien on the Shares and no disability or contractual obligation exists that would prohibit such Obligor from pledging the Shares pursuant to this Agreement.

(d) Solvency. After giving effect to this Agreement and the transactions contemplated to occur on the date hereof, (i) the fair salable value of the assets (including goodwill minus disposition costs) of the Parent and its Subsidiaries, on a consolidated basis, exceeds the fair value of liabilities of the Parent and its Subsidiaries, on a consolidated basis; (ii) no Obligor is left with unreasonably small capital; and (iii) the Parent and its Subsidiaries, on a consolidated basis, are able to pay their debts (including trade debts) as they mature.

(e) Full Disclosure. No written representation, warranty or other statement of an Obligor or any of its Subsidiaries in any certificate or written statement by or on behalf of an Obligor or any of its Subsidiaries in connection with this Agreement, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not materially misleading in light of the circumstances under which they were made (it being recognized that the projections and forecasts provided by any Obligor in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

7. Additional Agreements. Until the Discharge Date, Obligors shall comply with the following covenants:

(a) Financial Statements, Reports, and other Information. Obligors shall provide Holder with reporting and notices as set forth on Schedule 2 hereto.

(b) Contingent Payment Events. Obligors shall use commercially reasonable efforts to pursue and enter into transactions which result in the payment of Contingent Payments, including without limitation, a Change in Control transaction, and with respect to Contingent Payment any Obligor is entitled to, use commercially reasonable efforts to cause any conditions to payment to be met, and to enforce payment thereof, and shall from time to time provide such updates and other information with respect to such efforts and any such prospective transactions or contingent or pending Contingent Payments as Holder may reasonably request. Without limitation of the foregoing, Obligors shall provide Holder with prior written notice of any proposed Change in Control transaction as promptly as practicable but in any event at least 70 days prior to the effectiveness of a Change in Control transaction (or such shorter period as Holder may approve in its reasonable discretion). Upon entering into any transaction resulting in a Contingent Payment Event, Holder shall provide prompt notice thereof to Holder, together with copies of all material Transaction Documents, and if requested, Obligors’ projections regarding anticipated payments and proceeds to be received and resulting Contingent Payment Amounts and timeframes.

(c) Transfers. Obligors shall not, and shall not permit any Subsidiary to Transfer any of its assets (including Intellectual Property), except for Permitted Transfers or as approved by the following sentence, in each case, subject to payment of any required Contingent Payment in connection with any such Transfer, if any. With respect to Transfers of assets (including Intellectual Property) of any Obligor, including entering into any commitment or granting of any option or other contingent right by an Obligor a future Transfer of such assets, the terms and conditions of any transaction resulting in a Contingent Payment Event that involves the Transfer of shall be subject to

Holder’s prior review and approval, such approval not to be unreasonably withheld. In evaluating any request for review and approval of a proposed Transfer in connection with a dissolution or winding up transaction of any Obligor duly approved by the Board of such Obligor, Holder shall give due consideration to circumstances of the proposed Transfer, including without limitation, available liquidity reserves and projected cash needs for continued operations.

(d) Senior or Pari Passu Indebtedness. Obligors shall not, and shall not permit any Subsidiary, to create, incur, assume, or be liable for any Indebtedness for borrowed money that would rank senior or pari passu in right of payment or security interest to the Secured Obligations unless such Indebtedness is subordinated to the Secured Obligations on terms reasonably acceptable to Secured Parties.

(e) Liens. Obligors shall not, and shall not permit any Subsidiary, to create, incur, allow, or suffer any Lien on any of its property, except for Permitted Liens, or otherwise permit any Collateral not to be subject to the first priority security interest granted herein, except in connection with Permitted Liens, or in connection with a transaction that results in the substantially concurrent payment of the Remaining Value at closing.

(f) Change in Organizational Structure. No Obligor shall enter into any merger, consolidation, or other corporate reorganization, form a new holding company, or make any other similar change that could adversely affect the Lien on the Collateral granted pursuant hereto or Secured Parties rights and remedies with respect thereto, as determined by Secured Parties, without prior written consent by Secured Parties.

8. Acceleration Events. Upon the occurrence and continuation of any of the following events (each an “Acceleration Event”), the Remaining Value shall, at the election of Holder, be due and payable, provided that upon the occurrence and continuation of the Acceleration Event described in Section 8(c) hereof, the Remaining Value shall automatically be deemed accelerated and due and payable in full.

(a) Payment Default. Any Obligor fails to pay any Secured Obligations when due.

(b) Certain Defaults. An Obligor violates any covenant in Section 7(c) (Transfers), Section 7(e) (Liens), or Section 7(f) (Change in Organizational Structure).

(c) Insolvency Proceedings. (a) Any Obligor begins an Insolvency Proceeding; or (b) an Insolvency Proceeding is begun against any Obligor and is not dismissed or stayed within thirty (30) days.

(d) Impairment of Security. There is any material impairment in the perfection or priority of the Lien in the Collateral in favor of Collateral Trustee granted hereunder, in each case, other than as a result of the granting of Permitted Liens.

(f) No Trading Market. The Common Stock of Issuer is not available for trading on any Trading Market for more than two (2) Business Days.

9. Rights and Remedies upon Acceleration Event

(a) Acceleration. Upon the occurrence and during the continuation of an Acceleration Event, Holder, is entitled, without notice or demand, to declare all Secured Obligations immediately due and payable (but if an Acceleration Event described in Section 8(c) hereof occurs all Secured Obligations are immediately due and payable without any action by Holder).

(b) Remedies. Upon the occurrence and during the continuation of an Acceleration Event, Collateral Trustee is entitled, solely at the direction of Holder, subject to the terms of the Collateral Trust Agreement, without notice or demand, to do any or all of the following, to the extent not prohibited by applicable law:

(i) verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Holder may determine is advisable, and notify any Person owing an Obligor money of Collateral Trustee’s security interest in such funds;

(ii) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral;

(iii) ratably apply to the Secured Obligations any amount held by Collateral Trustee owing to or for the credit or the account of an Obligor;

(iv) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral;

(v) deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to agreements providing control Collateral;

(vi) demand and receive possession of any Obligor’s Books; and

(vii) exercise all rights and remedies available to Collateral Trustee under the Transaction Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

Obligors shall assemble the Collateral if Collateral Trustee requests and make it available as Collateral Trustee designates. Collateral Trustee may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Obligor grants Collateral Trustee a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Trustee’s rights or remedies. Collateral Trustee is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, an Obligor’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Trustee’s exercise of its rights under this Section, an Obligor’s rights under all licenses and all franchise agreements inure to Collateral Trustee’s benefit. If, after the acceleration of the Secured Obligations, an Obligor receives proceeds of Collateral, such Obligor shall to deliver such proceeds to Collateral Trustee, for the benefit of Holder, to be applied to the Secured Obligations.

(c) Power of Attorney. Each Obligor hereby irrevocably appoints Collateral Trustee (and any of Collateral Trustee’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, exercisable upon the occurrence and during the continuation of an Acceleration Event, to: (a) send requests for verification of Accounts or notify Account Debtors of Collateral Trustee’s security interest and Liens in the Collateral; (b) endorse such Obligor’s name on any checks or other forms of payment or security; (c) sign such Obligor’s name on any invoice or bill of lading for any Account or drafts against Account Debtors schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (d) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Holder or Collateral Trustee determine reasonable; (e) make, settle, and adjust all claims under such Obligor’s insurance policies; (f) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) transfer the Collateral into the name of Collateral Trustee or a third party as the Code permits; and (h) dispose of the Collateral. Each Obligor further hereby appoints Collateral Trustee (and any of Collateral Trustee’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, regardless of whether or not an Acceleration Event has occurred or is continuing to: (i) sign such Obligor’s name on any documents and other Security Instruments necessary to perfect or continue the perfection of, or maintain the priority of, Collateral Trustee’s security interest in the Collateral, (ii) take all such actions which such Obligor is required, but fails to do under the covenants and provisions of the Transaction Documents; (iii) take any and all such actions as Collateral Trustee may reasonably determine to be necessary or advisable for the purpose of maintaining, preserving or protecting the Collateral or any of the rights, remedies, powers or privileges of Collateral Trustee under this Agreement or the other Transaction Documents. Collateral Trustee’s foregoing appointment as each Obligor’s attorney in fact, and all of Collateral Trustee’s rights and powers, coupled with an interest, are irrevocable until the Discharge Date.

(d) Application of Payments and Proceeds Upon Acceleration Event. If an Acceleration Event has occurred and is continuing, Collateral Trustee shall have the right to apply in any order any funds in its possession, whether payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Secured Obligations, for the benefit of Holder. Collateral Trustee shall pay any surplus to Obligors by credit to the Deposit Account designated by Obligors or as directed by a court of competent jurisdiction. Obligors shall remain liable to Collateral Trustee and Holder for any deficiency. If Collateral Trustee, as directed by Holder in Holder’s good faith business judgment, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Collateral Trustee may, at the direction of Holder, either reduce the Secured Obligations by the principal amount of the purchase price or defer the reduction of the Secured Obligations until the actual receipt by Collateral Trustee of cash or immediately available funds therefor.

(e) Collateral Trustee’s Liability for Collateral. So long as Collateral Trustee acts in good faith regarding the safekeeping of the Collateral in the possession or under the control of Collateral Trustee, Collateral Trustee shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Obligors bear all risk of loss, damage or destruction of the Collateral.

(f) No Waiver; Remedies Cumulative. Any failure by Holder or Collateral Trustee, at any time or times, to require strict performance by each Obligor of any provision of this Agreement or any other Transaction Document shall not waive, affect, or diminish any right of Holder or Collateral Trustee thereafter to demand strict performance and compliance herewith or therewith. Collateral Trustee’s rights and remedies under this Agreement and the other Transaction Documents are cumulative. Collateral Trustee has all rights and remedies provided under the Code, by law, or in equity. Collateral Trustee or any Holder’s exercise of one right or remedy is not an election and shall not preclude Collateral Trustee or Holder from exercising any other remedy under this Agreement or other remedy available at law or in equity, and any waiver of any Acceleration Event is not a continuing waiver. Any delay in exercising any remedy is not a waiver, election, or acquiescence.

(g) Demand Waiver. Each Obligor waives presentment, demand, notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension, or renewal of accounts, documents, instruments or chattel paper.

(h) Shares. Each Obligor recognizes that Collateral Trustee may be unable to effect a public sale of any or all the Shares, by reason of certain prohibitions contained in federal securities laws and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Obligor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Collateral Trustee shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the issuer thereof to register such securities for public sale under federal securities laws or under applicable state securities laws, even if such issuer would agree to do so.

10. Conditions to Effectiveness. This Agreement shall be effective upon the satisfaction of the conditions set forth on Schedule 4 hereto.

11. Termination; Release of Collateral. This Agreement shall remain effective until the payment of Contingent Payments in an amount equal to the Remaining Value, as of the applicable date of determination, and all other Secured Obligations then due (other than inchoate indemnity obligations or reimbursement obligations as to which no claim has been asserted or is known to exist) (the “Discharge Date”). On the Discharge Date, this Agreement (except for any provisions that expressly survive the termination of this Agreement in accordance with the respective terms) and the security interest granted pursuant hereto shall terminate, and Holder shall direct Collateral Trustee to deliver evidence of the release of Collateral. Any security interest in any Collateral will be released automatically in connection with a Transfer of the Collateral in a Permitted Transfer or approved by Holder in accordance with Section 7(c) hereof, and in each case, otherwise in compliance with this Agreement. Upon written request by the Obligors, Holder shall direct Collateral Trustee to deliver evidence of the release of the assets subject to such Permitted Transfer or other Transfer approved by Holder in accordance with Section 7(c) hereof.

12. Miscellaneous.

(a) Choice of Law; Venue; Jury Trial Waiver. Except as otherwise expressly provided in any of the Transaction Documents, this Agreement and the other Transaction Documents shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law. Each party hereto hereby submits to the exclusive jurisdiction of the State and Federal courts in New York County, City of New York, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Collateral Trustee from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Secured Obligations, or to enforce a judgment or other court order in favor of Holder or Collateral Trustee. Each party hereto expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each party hereto waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each party hereto waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such party at the address set forth in, or subsequently provided by such party in accordance with, Section 10 and that service so made shall be deemed completed upon the earlier to occur of such party’s actual receipt thereof or three (3) Business Days after deposit in the U.S. mails, proper postage prepaid. Each party hereto hereby expressly waives any claim to assert that the laws of any other jurisdiction govern this Agreement.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, EACH PARTY HERETO AGREES THAT IT SHALL NOT SEEK FROM ANY OTHER PARTY UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES. EACH PARTY HERETO HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

This Section 12(a) shall survive the termination of this Agreement.

(b) Amendments in Writing; Waiver; Integration. No purported amendment or modification of this Agreement shall be effective except, pursuant to an agreement in writing by the parties hereto, provided that Collateral Trustee’s approval shall not be required for any amendment or supplement that has the effect solely of (i) adding or maintaining Collateral, securing additional Secured Obligations that are otherwise permitted by the terms of this Agreement to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of Collateral Trustee therein; (ii) curing any ambiguity, defect or inconsistency; (iii) providing for the assumption of the Secured Obligations by any successor or joinder of any new Obligor, as applicable; (iv) making any change that would provide any additional rights or benefits to the Secured Parties or make any other change that does not adversely affect the legal rights under this Agreement of Collateral Trustee; or (v) to the extent the Collateral Trust Agreement does not require Collateral Trustee’s approval to such amendment or modification. It is agreed that any change to the definition of “Designated Holder” or the rights of a Designated Holder hereunder (and any change to this Agreement that would modify the consent required pursuant to this sentence) shall require the consent of the Collateral Trustee. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on the Secured Obligations or otherwise on the terms and conditions of this Agreement. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. This Agreement represents the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations among the parties about the subject matter of the Transaction Documents merge into the Transaction Documents.

(c) Notices. All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement must be in writing and shall be deemed to have been validly served, given, or delivered: (i) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (ii) upon confirmation of receipt, when sent by electronic mail transmission; (iii) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (iv) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, or email address on the signature page of such party hereto. The parties hereto may change their respective mailing or electronic mail addresses by giving the other party written notice thereof in accordance with the terms of this subsection (c).

(d) Confidentiality. In handling any confidential information, Holder and Collateral Trustee agree to exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to its Subsidiaries or Affiliates; (ii) to prospective transferees or purchasers of any rights under this Agreement so long as such parties are bound by confidentiality terms consistent in all material respects with the terms hereof; (iii) as required by law, regulation, subpoena, or other order and in connection with reporting obligations applicable to Holder or Collateral Trustee, including pursuant to the Exchange Act, (iv) to Holder or Collateral Trustee’s regulators or as otherwise required in connection with any examination or audit; ( v) as Holder or Collateral Trustee considers reasonably appropriate in connection with the exercise of remedies with respect to the Secured Obligations; and (vi) to third-party service providers of Holder or Collateral Trustee so long as such service providers are bound by confidentiality terms not more permissive than the terms hereof. Confidential information does not include information that is either: (A) in the public domain or in Holder or Collateral Trustee’s possession when disclosed to Holder or Collateral Trustee, as applicable, or becomes part of the public domain (other than as a result of its disclosure by Holder or Collateral Trustee in violation of this Agreement) after disclosure to Holder or Collateral Trustee, as applicable; or (B) disclosed to Holder or Collateral Trustee by a third party, if Holder or Collateral Trustee, as applicable, does not know that the third party is prohibited from disclosing the information. The provisions of this paragraph shall survive the termination of this Agreement.

(e) Publicity. Neither party hereto shall publicize or use the other party’s name or logo, or hyperlink to such other parties’ website, describe the relationship of the parties or the transaction contemplated by this Agreement, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Publicity Materials”) without prior written notice to the party that is the subject of the proposed Publicity Materials, together with a draft (or, if Publicity Materials are not proposed to be delivered in written form, an outline of the content to be included) so as to provide such subject party a reasonable opportunity to review prior to publication, and each party agrees, in connection with any Publicity Materials proposed by such party to reasonably consider requested changes or corrections requested by the party that is the subject of such Publicity Materials in good faith, and upon request, to provide the final form prior to publication or other dissemination.

(f) Severability. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Agreement, which shall remain in full force and effect.

(g) Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

(h) Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party, provided that no Obligor may transfer or assign this Agreement or any rights or obligations under it without the prior written consent of Secured Parties. Holder has the right, without the consent of or notice to any Obligor, to sell, transfer, assign, pledge, negotiate, or grant participation in all or any part of, or any interest in, Holder’s obligations, rights, and benefits under this Agreement.

(i) No Impairment. No Obligor shall not by any action including, without limitation, by amending its organizational documents, any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of Secured Parties hereunder against impairment. Without limiting the generality of the foregoing, Obligors will obtain all such authorizations, exemptions or consents from any third party or any Governmental Authority as may be necessary to enable Obligors to perform their obligations under this Agreement.

(j) Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

(k) Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

(l) Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. Except to the extent set forth herein, the parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

(m) Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

(n) Appointment of Collateral Trustee. Holder hereby appoints Collateral Trustee to act on behalf of Holder as collateral trustee under this Agreement and the other Transaction Documents, and to hold and enforce any and all Liens on Collateral granted by any of the Obligors to secure any of the Secured Obligations, all in accordance with the terms of the Collateral Trust Agreement. The provisions of this subsection (n) are solely for the benefit of Collateral Trustee and Holder, and no Obligor nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. The Collateral Trustee may resign or be removed or replaced, and a successor Collateral Trustee may be appointed in accordance with the terms and subject to the conditions of the Collateral Trust Agreement.

(o) Payment of Secured Party Expenses. Obligors shall pay all Secured Party Expenses within ten (10) Business Days after demand by Holder.

(p) Out-Of-Court Dissolution or Wind Down. For the avoidance of doubt, and notwithstanding anything to the contrary contained herein or in any Transaction Document, in no event shall any out-of-court dissolution or wind down be prohibited.

(q) Counterparts; Electronic Execution of Documents. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. The words “execution,” “signed,” “signature” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Delivery of an executed counterpart of a signature page to this Agreement by electronic means including by email delivery of a “.pdf” format data file shall be effective as delivery of an original executed counterpart of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO CONVERTIBLE SECURED CONTINGENT VALUE RIGHT AGREEMENT]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by its officers thereunto duly authorized.

OBLIGORS:

MOLECULAR TEMPLATES OPCO, INC.		Address for Notices:
Molecular Templates, Inc.
9301 Amberglen Blvd, Suite 100
By:	/s/ Eric E. Poma	Austin, TX 78729
Name:	Eric E. Poma	Attention: Megan Filoon
Title:	Chief Executive Officer	Email: megan.filon@mtem.com

MOLECULAR TEMPLATES, INC.		With a copy not constituting notice:
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
By:	/s/ Eric E. Poma	919 Third Avenue
Name:	Eric E. Poma	New York, NY 10022
Title:	Chief Executive Officer	Attention: Joseph W. Price
Email: JWPrice@mintz.com

[SIGNATURE PAGE TO CONVERTIBLE SECURED CONTINGENT VALUE RIGHT AGREEMENT]

COLLATERAL TRUSTEE:		Notice for Addresses:

ANKURA TRUST COMPANY, LLC		ANKURA TRUST COMPANY, LLC
140 Sherman Street, Fourth Floor
By:	/s/ Beth Micena	Fairfield, CT 06824
Name:	Beth Micena	Attention: Beth Micena
Title:	Senior Director	Email: Beth.Micena@ankura.com

[SIGNATURE PAGE TO CONVERTIBLE SECURED CONTINGENT VALUE RIGHT AGREEMENT]

HOLDER:		Address for Notices:

K2 HEALTHVENTURES LLC		K2 HEALTHVENTURES LLC
855 Boylston Street, 10th Floor
By:	/s/ Parag Shah	Boston, MA 02116
Name:	Parag Shah	Email: finance@k2hv.com;
Title:	Managing Director and Chief Executive Officer	parag@k2hv.com; derek@k2hv.com; ben@k2hv.com

With a copy not constituting notice: Sidley Austin LLP 1001 Page Mill Road, Bldg. 1 Palo Alto, CA 94304 Attention: Cynthia Bai Email: cbai@sidley.com

EXHIBIT A

DEFINED TERMS

As used in this Agreement, the following capitalized terms have the following meanings:

“Acceleration Event” has the meaning set forth in Section 8.

“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to an Obligor.

“Account Control Agreement” means any control agreement entered into among the depository institution at which an Obligor maintains a Deposit Account or the securities intermediary or commodity intermediary at which an Obligor maintains a Securities Account or a Commodity Account, one or more Obligors, and Collateral Trustee pursuant to which Collateral Trustee, for the benefit of Secured Parties, obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Account Debtor” means any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Affiliate” means, with respect to any Person, each other Person that owns or controls, directly or indirectly, more than 10% of the Equity Interests of the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement has the meaning set forth in the preamble to this Agreement.”

“Attribution Parties” means, collectively, Designated Holder, its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with Designated Holder for purposes of Section 13(d) of the Exchange Act.

“Board” means, with respect to any Person, the board of directors, board of managers, managers or other similar bodies or authorities performing similar governing functions for such Person.

“Books” are all of each applicable Obligor’s books and records including ledgers, federal and state tax returns, records regarding such Obligor’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” means any day that is not a Saturday, Sunday or a day on which commercial banks in the State of New York are required or permitted to be closed.

“Cash Payment” has the meaning set forth in Section 2 hereof.

“Change in Control” means any of the following (or any combination of the following) whether arising from any single transaction event or series of related transactions or events that, individually or in the aggregate, result in: (a) the holders of Parent’s Equity Interests who were holders of Equity Interest immediately prior to a given transaction, ceasing to own at least fifty-one percent (51%) of the Voting Stock of Parent following such transaction; (b) any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a sufficient number of Equity Interests of Parent ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the members of the Board of Parent, who did not have such power before such transaction, in each case of clauses (a) and (b), except for a change resulting the issuance of Equity Interests of Parent in a bona fide offering of equity or equity linked securities pursuant to a private placement or public offering or other equity financing for fundraising purposes; (c) the Transfer of all or substantially all assets of Obligors; or (d) Parent ceasing to own and control, free and clear of any Liens (other than Permitted Liens), directly or indirectly, all of the Equity Interests in Opco or failing to have the power to direct or cause the direction of the management and policies of Opco.

“Change in Control Payment” has the meaning set forth in Section 3(a) hereof.

“Claim” has the meaning set forth in Section 2 hereof.

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Transaction Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Collateral Trustee’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means any and all properties, rights and assets of each Obligor described on Exhibit B hereto, and any collateral securing the Secured Obligations pursuant to any other Transaction Document.

“Collateral Account” means any Deposit Account, Securities Account, or Commodity Account of a Loan Party.

“Collateral Trust Agreement” means that certain Collateral Trust Agreement, dated as of May 21, 2020, by and among Collateral Trustee and the other Secured Parties party thereto, as amended the date hereof and as further amended, restated, amended and restated, supplemented or modified from time to time.

“Collateral Trustee” has the meaning set forth in the preamble to this Agreement.

“Common Stock” means the shares of common stock of Issuer, par value $0.001 per share.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Contingent Payment” has the meaning set forth on Section 3 hereof.

“Contingent Payment Amount” means, with respect to each Contingent Payment Event, the amount specified on Schedule 1 corresponding to such Contingent Payment Event.

“Contingent Payment Event” means each of the events described on Schedule 1 hereto, with respect to any Obligor or any Subsidiary thereof.

“Contingent Value” shall mean, collectively, the sum of the Contingent Payments payable as set forth in Section 3 hereof.

“Conversion Amount” has the meaning set forth in Section 3(b).

“Conversion Election Notice” means, a notice in the form attached hereto as Exhibit C hereto

“Conversion Price” means $0.4899, subject to adjustment in accordance with Section 3(b).

“Conversion Right” means the right of Holder to elect Conversion of an amount up to the then-current Remaining Value into Conversion Shares in accordance with Section 3(b).

“Conversion Shares” has the meaning set forth in Section 3(b).

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections of a Person in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made, and includes any checking account, savings account or certificate of deposit.

“Designated Holder” means Holder or any Affiliate designated by Holder with respect to any exercise of the Conversion Right, provided that the Designated Holder for K2 HealthVentures LLC and any successor, transferee or assignee thereof, which is an Affiliate of K2 HealthVentures LLC, shall be K2 HealthVentures Equity Trust LLC.

“Discharge Date” has the meaning set forth in Section 11 hereof.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Effective Date” has the meaning set forth in the preamble to this Agreement.

“Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership, membership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership, membership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fee Letter” means that certain fee letter, dated as of May 21, 2020, by and among Obligors and Holder, as amended, restated, supplemented or otherwise modified from time to time through the date hereof.

“Foreign Subsidiary” means a Subsidiary other than a Subsidiary organized under the laws of the United States or any state or territory thereof.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, provided, however, that if there occurs after the Effective Date any change in GAAP that affects in any respect the calculation of any threshold or other amount in this Agreement, Holder and Obligors shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant or threshold with the intent of having the respective positions of Holder and Obligors after such change in GAAP conform as nearly as possible to their respective positions as of the Effective Date, and, until any such amendments have been agreed upon, such covenants and thresholds shall be calculated as if no such change in GAAP has occurred.

“General Intangibles” means all “general intangibles” as defined in the Code in effect on the Effective Date with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Holder” has the meaning set forth in the preamble to this Agreement.

“Indebtedness” means, without duplication, (a) indebtedness for borrowed money or the deferred price of property or services (other than accounts payable in the Ordinary Course of Business not more than sixty (60) days past due), (b) any reimbursement and other obligations for surety bonds and letters of credit, (c) obligations evidenced by notes, bonds, debentures or similar instruments, (d) capital lease obligations, and (e) Contingent Obligations, provided that “Indebtedness” shall not include (x) accrued expenses, deferred rent, deferred taxes, deferred compensation or customary obligations under employment agreements, (y) obligations with respect to operating leases which have been reclassified as capital leases due to changes in GAAP or (z) Contingent Obligations with respect to operating leases or leases of real property in the ordinary course of businesses. Notwithstanding the foregoing, the Indebtedness of any Person shall include the Indebtedness of any other entity (including a partnership in which such Person is a general partner) solely to the extent such Person is liable therefore as a result of such Persons’ ownership interest in or other relationship with such entity.

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, or proceedings seeking reorganization, arrangement, or other similar relief, but, in each case, excluding a dissolution or other winding up transaction duly approved by the Board.

“Intellectual Property” means, with respect to any Obligor (or, as applicable, any of its Subsidiaries), all of such Obligor’s or Subsidiary’s right, title, and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c) any and all source code;

(d) any and all design rights which may be available to such Person;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” means all “inventory” as defined in the Code in effect on the Effective Date with such additions to such term as may hereafter be made.

“IP Security Agreement” means that certain intellectual property security agreement, entered into by each Obligor which is the owner or joint owner of Intellectual Property registered with the United States Patent and Trademark Office or United States Copyright Office, and Collateral Trustee, as of the Effective Date or from time to time thereafter, as amended, restated, supplemented or otherwise modified, from time to time.

“Issuer” has the meaning set forth in the preamble to this Agreement.

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Agreement” means that certain Loan and Security Agreement, dated as of May 21, 2020, as amended, restated, supplemented or otherwise modified through the date hereof.

“Loan Obligations” has the meaning set forth in Section 2 hereof.

“Loans” has the meaning set forth in the Loan Agreement.

“Material Adverse Effect” means (a) a material impairment in the perfection or priority of the Lien in the Collateral; or (b) a material adverse effect upon: (i) the business, operations, properties, assets or financial condition of the Obligors as a whole; or (ii) the ability to enforce any rights or remedies with respect to any Secured Obligations, in each case, as reasonably determined by Holder.

“Obligor” has the meaning set forth in the preamble to this Agreement.

“Opco” has the meaning set forth in the preamble to this Agreement.

“Operating Documents” means, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of formation, organization or incorporation on a date that is no earlier than thirty (30) days prior to the Effective Date and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement or operating agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments, restatements and modifications thereto.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business as conducted by any such Person in accordance with (a) the usual and customary customs and practices in the kind of business in which such Person is engaged, and (b) the past practice and operations of such Person, and in each case, undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in this Agreement.

“Parent” has the meaning set forth in the preamble to this Agreement.

“Patents” means all patents, patent applications and like protections of a Person including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same and all rights therein provided by international treaties or conventions.

“Perfection Certificate” means the certificate in the form attached hereto as Schedule 5 hereto.

“Permitted Liens” means:

(a) Liens arising under this Agreement and the other Transaction Documents, including any renewals, extensions and refinancings of the underlying obligations with respect thereto to the extent otherwise permitted hereunder;

(b) Liens existing on the Effective Date and shown on the Perfection Certificate, provided that (i) to the extent the amount of Indebtedness secured by such type of Lien is limited pursuant to a clause of this defined term, amounts existing on the Effective Date or any permitted refinancing thereof shall count towards such limit, (ii) to the extent the Indebtedness secured by such a Lien is required to be repaid on the Effective Date, in accordance with a payoff letter delivered as a condition to closing, such Lien shall not constitute Permitted Lien after the repayment of the associated Indebtedness, and (iii) to the extent any such Lien is required to be subordinated as of the Effective Date or thereafter, pursuant to the terms of this Agreement, such Lien shall be permitted only to the extent the applicable subordination remains in effect;

(c) purchase money Liens (i) on Equipment acquired or held by an Obligor or Subsidiary thereof incurred for financing the acquisition of the Equipment, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment, in the Ordinary Course of Business;

(d) Liens for taxes, fees, assessments or other government charges or levies, either (i) not yet delinquent or (ii) being contested in good faith and for which such Obligor or Subsidiary maintains adequate reserves on its books;

(e) leases or subleases of real property granted in the Ordinary Course of Business of such Person, and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the Ordinary Course of Business of such Person;

(f) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the Ordinary Course of Business so long as such Liens attach only to Inventory, securing liabilities and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(g) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA);

(h) deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money), leases, surety and appeal bonds and other obligations of a like nature arising in the Ordinary Course of Business, in an aggregate amount not exceeding $500,000 at any time;

(i) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Acceleration Event;

(j) Liens in favor of other financial institutions arising in connection with a Deposit Account or Securities Account of an Obligor or Subsidiary thereof held at such institutions, provided that Collateral Trustee has a perfected security interest in such Deposit Account, or the securities maintained therein and Collateral Trustee has received an Account Control Agreement with respect thereto to the extent required pursuant to Section 5 of this Agreement;

(k) servitudes, easements, rights of way, restrictions and other similar encumbrances on real property imposed by applicable laws and encumbrances consisting of zoning or building restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the Obligors;

(l) licenses of Intellectual Property which constitute a Permitted Transfer; and

(m) Liens in connection with (i) Permitted Transfers and (ii) Liens on the unearned premium payments and related insurance proceeds securing financed insurance premiums, in the Ordinary Course of Business;

(n) Liens arising from precautionary financing statement filings regarding leases;

(o) Liens arising from licenses constituting a “Permitted Transfer”;

(p) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described herein, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase (other than in connection with the capitalization of interest, fees or expenses); and

(q) Liens junior to the security interests Parties so long as such Liens are reasonably acceptable to Holder.

“Permitted Transfers” means

(a) sales of Inventory by an Obligor or any of its Subsidiaries in the Ordinary Course of Business;

(b) (i) non-exclusive licenses and similar arrangements for the use of Intellectual Property of an Obligor or any of its Subsidiaries in the Ordinary Course of Business, and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive with respect to territory only as to specific geographical regions outside of the United States or exclusive globally with respect to specific indications or targets or assets, and (ii) other licenses giving rise to Contingent Payments, subject to compliance with Section 7(c) hereof;

(c) dispositions of worn-out, obsolete or surplus Equipment in the Ordinary Course of Business that is, in the reasonable judgment of such Obligor or Subsidiary, no longer economically practicable to maintain or useful;

(d) Transfers of receivables in the Ordinary Course of Businesses in connection with the compromise, settlement or collection thereof;

(e) Transfers consisting of the granting of Permitted Liens;

(f) the use or transfer of money or cash equivalents for the payment of expenses in the Ordinary Course of Business and in a manner that is not prohibited by the Transaction Documents, provided that payments dividends, cash redemptions and other payments of cash in respect of Equity Interests of Parent shall be limited to payments of cash in lieu of fractional shares and other de minimis payments not in excess of $200,000] per fiscal year in the aggregate;

(g) of Accounts in connection with the compromise, settlement or collection thereof;

(h) resulting from casualty events;

(i) abandoning applications or registrations of Intellectual Property as determined by an Obligor in its good faith business judgment;

(j) the lapse or abandonment of immaterial Intellectual Property, including, but not limited to Intellectual Property acquired in connection with prior transactions; and

(k) Transfers not otherwise permitted hereunder so long as the fair market value of any such Transfers does not exceed 10,000 in the aggregate in any fiscal year of Parent.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prepayment Fee” has the meaning set forth in the Fee Letter.

“Released Party” has the meaning set forth in Section 2 hereof.

“Remaining Value” means the amount determined as set forth on Schedule 1 hereto.

“Requirement of Law” means as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Secured Obligation” means the obligations of the Obligors to pay the Contingent Value, the Change in Control Payment, and any other amount due or other obligations hereunder, including, without limitation, any amounts or expenses accruing after Insolvency Proceedings begin (whether or not allowed), and any debts, liabilities, which shall be treated as secured or administrative expenses in the Insolvency Proceedings to the extent permitted by applicable law.

“Secured Party” means Holder and Collateral Trustee, and each of their respective successors or assigns.

“Secured Party Expenses” means all reasonable and documented fees, costs, and expenses (including reasonable and documented attorneys’ fees and expenses) of Secured Parties for preparing, amending, negotiating, administering, defending and enforcing this Agreement, the Secured Obligations (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to an Obligor, including all reasonable and documented costs, expenses and other amounts required to be paid by Holder in accordance with the Collateral Trust Agreement.

“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Security Instrument” means any security agreement, assignment, pledge agreement, financing or other similar statement or notice, continuation statement, other agreement or instrument, or any amendment or supplement to any thereof, creating, governing or providing for, evidencing or perfecting any security interest or Lien.

“Shares” means all of the issued and outstanding Equity Interests owned or held of record by an Obligor in each of its Subsidiaries or any other Person.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or joint venture in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the stock, limited liability company interest, joint venture interest or other Equity Interest which by the terms thereof has the ordinary voting power to elect the Board of that Person, at the time as of which any determination is being made, is owned or controlled by such Person, directly or indirectly.

“Surviving Obligations” shall mean any obligations of which by the express terms of the Transaction Documents survive the termination of the Loan Agreement.

“Takeda Collaboration Agreements” means those certain Multi-Target Collaboration and License Agreement, dated as of June 23, 2017; Research Collaboration and Option Agreement, dated as of October 31, 2016; and Development Collaboration and Exclusive License Agreement, dated as of September 18, 2018, each between Opco and Millennium Pharmaceuticals, Inc., as amended, restated, amended and restated, and/or otherwise supplemented or modified from time to time.

“Trading Market” means any of the following markets or exchanges: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB, or Pink Open Market (or any successors to any of the foregoing.

“Transaction Documents” means this Agreement, and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Collateral Trust Agreement, the Account Control Agreements, the IP Security Agreement, and any other present or future agreement by an Obligor with or for the benefit of Collateral Trustee or Holder in connection with this Agreement, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Transfer” means any conveyance, sale, lease, transfer, assignment, or other disposition by any Obligor or Subsidiary thereof.

“Unrestricted Conditions” has the meaning ascribed to such term in Section 3(b).

“Voting Stock” means, with respect to any Person, all classes of Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors or managers (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

EXHIBIT B

COLLATERAL DESCRIPTION

The Collateral consists of all of each Obligor’s right, title and interest in and to the following personal property wherever located, whether now owned or existing or hereafter acquired, created or arising:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and all such Obligor’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds (both cash and non-cash) and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include:

(i)

(A) any lease, license, permit, state or local franchises, charters, authorizations, property rights, contract or agreement to which any Obligor is a party, (B) any regulatory documentation (as defined in the Takeda Collaboration Agreements) or similar documentation relating Governmental Approval related to a Collaboration Agreement, or (C) any other asset developed pursuant to or otherwise arising out of a Collaboration each case, if and only if, and solely to the extent that, the grant of a security interest therein shall constitute or result in a breach, termination or default or abandonment, voiding, unenforceability or invalidity of any right or interest thereunder or thereof (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Code of any relevant jurisdiction or any other applicable law or principles of equity);

(ii)

any lease, license, contract or agreement that is an “off the shelf” license of Intellectual Property that is not material to the operation of the business of the Loan Parties or which can be replaced without a material expenditure;

(iii)

any asset that is subject to a Lien securing a purchase money obligation or capital lease obligation permitted to be incurred pursuant to this Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or capital lease obligation) prohibits the creation of any other Lien on such asset;

(iv)

any Equity Interest in a joint venture or similar investment, a pledge or collateral assignment thereof is validly restricted by the terms of (or would termination of) such joint venture agreement or other Investment, provided that such restriction or termination clause shall have been approved in connection with Holder’s approval of the Transfer resulting in a Contingent Payment Event, and only to the extent and while such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Code or any other requirement of law;

(v)

with respect to any Foreign Subsidiary, more than 65% of the Voting Stock of such Subsidiary to the extent Parent has determined that the pledge of more than 65% of such Voting Stock of such Subsidiary would reasonably be expected to result in a material adverse tax consequence to Obligors, and solely for as long as such consequence would reasonably be expected by Parent to result, such portion of the Voting Stock of such Subsidiary, which, if excluded from Collateral, would avoid such material adverse tax consequence, provided the excluded portion shall not exceed 35% of the Voting Stock of such Subsidiary, and provided further that Parent has notified Holder and Collateral Trustee of any such determination and has provided supporting details as reasonably requested by Holder, and the exclusion shall be effective upon such notification;

(vi)	motor vehicles and other assets subject to certificates of title to the extent the aggregate value thereof does not exceed $500,000;

(vii)	“intent to use trademarks” identified as such on the Perfection Certificate; and

(viii)	Collateral Accounts used exclusively to maintain escrowed funds, funds held in trust for a third Person, or cash collateral or similar deposits subject to a Permitted Lien.

EXHIBIT C

CONVERSION ELECTION NOTICE

Reference is made to that certain Convertible Secured Contingent Value Right Agreement, dated June 16, 2023 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among MOLECULAR TEMPLATES OPCO, INC., a Delaware corporation (“Opco”), MOLECULAR TEMPLATES, INC., a Delaware corporation (“Parent”, and together with Opco, and each other Person party hereto from time to time as a payor, collectively, “Obligors” and each, an “Obligor”), and as the issuer of the Conversion Right and the Conversion Shares (in such capacity, “Issuer”), K2 HEALTHVENTURES LLC, (together with its successors, “Holder”), and ANKURA TRUST COMPANY, LLC, as collateral trustee for Holder (in such capacity, together with its successors, “Collateral Trustee”). Capitalized terms have meanings as defined in the Agreement.

Holder hereby elects to convert $[__________________] of the Secured Obligations into Conversion Shares.

Please issue the Conversion Shares to Designated Holder as follows:

[K2 HEALTHVENTURES EQUITY TRUST LLC

855 Boylston Street, 10th Floor

Boston, MA 02116]

DTC Participant Number and Name (if electronic book entry transfer):

Account Number (if electronic book entry transfer):

K2 HEALTHVENTURES LLC

By:
Title:
Dated:

Designated Holder hereby confirms the representations and warranties with respect to it as set forth in Section 3(b)(xii) of the Agreement, as of the date of this Conversion Election Notice.

K2 HEALTHVENTURES EQUITY TRUST LLC

By:
Title:
Dated:

ACKNOWLEDGMENT

Issuer hereby acknowledges this Conversion Notice and hereby directs ______________ (Transfer Agent) to issue the above indicated number of shares of Common Stock of Molecular Templates, Inc.

MOLECULAR TEMPLATES, INC.

By:
Name:
Title:

SCHEDULE 1

1.	CONTINGENT PAYMENT STRUCTURE

CONTINGENT PAYMENT EVENT	CONTINGENT PAYMENT AMOUNT – in each case, the lesser of (i) the amount specified opposite the applicable Contingent Payment Event, or (ii) the Remaining Value (as determined immediately prior to such payment)

Any receipt of proceeds from the Transfer of assets (other than (i) any Permitted Transfer to the extent such Transfer or series of related Transfers do not result in net proceeds of at least $100,000, or (ii) as specifically described below)	100% of such proceeds received less any costs and expenses incurred in connection with such transaction or amounts otherwise payable to a third party that is not an Affiliate of an Obligor, except (i) if any lesser amount is approved by Holder in writing, in its sole discretion or (ii) with respect to proceeds from any Transfer(s) of property, plant or equipment received on or prior to August 1, 2023 (or such later date as agreed to by Holder in its sole discretion), up to $2,000,000 in the aggregate of such proceeds, to the extent the exclusion of such proceeds from the Contingent Payment is necessary to permit Obligors to repay obligations then due in the Ordinary Course of Business

Any receipt of upfront payments, milestone payments, royalty payments or similar payments received pursuant to licensing arrangements or strategic partnerships	50% of such proceeds received less costs and expenses incurred in connection with such transaction or amounts otherwise payable to a third party that is not an Affiliate of an Obligor, except if any lesser amount is approved by Holder in writing, in its sole discretion, provided that for purposes of the foregoing, the following shall not be deemed to constitute “proceeds”: (i) funds received pursuant to a royalty, licensing or other strategic partnership agreement or a grant or similar program, in each case, as a reimbursement of bona fide expenses incurred by an Obligor; and (ii) any cash advance pursuant to any grant or other similar program existing on the Effective Date, to the extent the application of such proceeds to a Contingent Payment would conflict with the terms of such grant or other program

The initiation of any new registrational study or expansion cohort designed with registrational intent, or the initiation of a Phase 2B or Phase 3 study	50% of the then-applicable Remaining Value, except if any lesser amount is approved by Holder in writing, in its sole discretion

Any receipt of any cash amount received or paid in cash for the account of any Obligor or Subsidiary thereof outside of the Ordinary Course of Business that would be characterized as an “Extraordinary Item” under GAAP (including without limitation tax refunds, judgement or settlement proceeds, indemnity payments or other similar payments), but excluding the proceeds of (i) any Permitted Transfer to the extent such Transfer or series of related Transfers do not result in net proceeds of at least $100,000, (ii) any issuance of Equity Interests by Parent and the accounting recognition of any non-cash payments and (iii) insurance proceeds (other than proceeds from property or casualty insurance)	50% of such amounts received less costs and expenses incurred in connection with such transaction or amounts otherwise payable to a third party, except if any lesser amount is approved by Holder in writing, in its sole discretion

Change in Control	the Remaining Value

Any final dissolution or other final winding up transaction	the Remaining Value

2.	REMAINING VALUE

	Applicable Period	Applicable Multiplier	Remaining Value – Calculation	Remaining Value as of the beginning of the Applicable Period		Contingent Payments received during the Applicable Period[1]	Remaining Value at the expiration of the Applicable Period
A.	On the Effective Date	1.00	$10,303,646.00		$	—	$
B.	After the Effective Date through and including July 16, 2023	1.10

The amount equal to

(i) The Remaining Value determined at the expiration of the Applicable Period for line (A), less

(ii)  the aggregate amount of any Contingent Payments made during the Applicable Period and the dollar amount, if any, converted into Conversion Shares since the Effective Date,

multiplied by the Applicable Multiplier

				$			$
C.	After July 16, 2023 through and including September 16, 2023	1.25

The amount equal to

(i) the Remaining Value as determined at the expiration of the Applicable Period for line (B) immediately prior to the Applicable Period, less

(ii)  the aggregate amount of any contingent Payments made during the Applicable Period and the dollar amount, if any, converted into Conversion Shares since the Effective Date multiplied by the Applicable Multiplier

				$			$

[1]	Include each Contingent Payment received together with a brief description identifying the related Contingent Payment Event, and, if applicable, the sum total of all such Contingent Payments

	Applicable Period	Applicable Multiplier	Remaining Value – Calculation	Remaining Value as of the beginning of the Applicable Period	Contingent Payments received during the Applicable Period[1]	Remaining Value at the expiration of the Applicable Period
D.	After September 16, 2023 through and including December 16, 2023	1.50

The amount equal to

(i) the Remaining Value as determined at the expiration of the Applicable Period for line (C) immediately prior to the Applicable Period, less

(ii)  the aggregate amount of any contingent Payments made during the Applicable Period and the dollar amount, if any, converted into Conversion Shares since the Effective Date multiplied by the Applicable Multiplier

				$		$
E.	After December 16, 2023 through and including January 16, 2024	1.60

The amount equal to

(i) the Remaining Value as determined at the expiration of the Applicable Period for line (D) immediately prior to the Applicable Period, less

(ii)  the aggregate amount of any contingent Payments made during the Applicable Period and the dollar amount, if any, converted into Conversion Shares since the Effective Date multiplied by the Applicable Multiplier

				$		$
F.	After January 16, 2024 through and including February 16, 2024	1.70

The amount equal to

(i) the Remaining Value as determined at the expiration of the Applicable Period for line (E) immediately prior to the Applicable Period, less

(ii)  the aggregate amount of any contingent Payments made during the Applicable Period and the dollar amount, if any, converted into Conversion Shares since the Effective Date multiplied by the Applicable Multiplier

				$		$

	Applicable Period	Applicable Multiplier	Remaining Value – Calculation	Remaining Value as of the beginning of the Applicable Period	Contingent Payments received during the Applicable Period[1]	Remaining Value at the expiration of the Applicable Period
G.	After February 16, 2024 through and including March 16, 2024	1.80

The amount equal to

(i) the Remaining Value as determined at the expiration of the Applicable Period for line (F) immediately prior to the Applicable Period, less

(ii)  the aggregate amount of any contingent Payments made during the Applicable Period and the dollar amount, if any, converted into Conversion Shares since the Effective Date multiplied by the Applicable Multiplier

				$		$
H.	After March 16, 2024 through and including April 16, 2024	1.90

The amount equal to

(i) the Remaining Value as determined at the expiration of the Applicable Period for line (G) immediately prior to the Applicable Period, less

(ii)  the aggregate amount of any contingent Payments made during the Applicable Period and the dollar amount, if any, converted into Conversion Shares since the Effective Date multiplied by the Applicable Multiplier

				$		$
I.	After April 16, 2024 through and including May 16, 2024	2.00

The amount equal to

(i) the Remaining Value as determined at the expiration of the Applicable Period for line (H) immediately prior to the Applicable Period, less

(ii)  the aggregate amount of any contingent Payments made during the Applicable Period and the dollar amount, if any, converted into Conversion Shares since the Effective Date multiplied by the Applicable Multiplier

				$		$

	Applicable Period	Applicable Multiplier	Remaining Value – Calculation	Remaining Value as of the beginning of the Applicable Period	Contingent Payments received during the Applicable Period[1]	Remaining Value at the expiration of the Applicable Period
J.	After May 16, 2024 through and including June 16, 2024	2.10

The amount equal to

(i) the Remaining Value as determined at the expiration of the Applicable Period for line (I) immediately prior to the Applicable Period, less

(ii)  the aggregate amount of any contingent Payments made during the Applicable Period and the dollar amount, if any, converted into Conversion Shares since the Effective Date multiplied by the Applicable Multiplier

				$		$
K.	After June 16, 2024 through and including July 16, 2024	2.20

The amount equal to

(i) the Remaining Value as determined at the expiration of the Applicable Period for line (J) immediately prior to the Applicable Period, less

(ii)  the aggregate amount of any contingent Payments made during the Applicable Period and the dollar amount, if any, converted into Conversion Shares since the Effective Date multiplied by the Applicable Multiplier

				$		$
L.	After July 16, 2024 through and including August 16, 2024	2.30

The amount equal to

(i) the Remaining Value as determined at the expiration of the Applicable Period for line (K) immediately prior to the Applicable Period, less

(ii)  the aggregate amount of any contingent Payments made during the Applicable Period and the dollar amount, if any, converted into Conversion Shares since the Effective Date multiplied by the Applicable Multiplier

				$		$

	Applicable Period	Applicable Multiplier	Remaining Value – Calculation	Remaining Value as of the beginning of the Applicable Period	Contingent Payments received during the Applicable Period[1]	Remaining Value at the expiration of the Applicable Period
M.	After August 16, 2024 through and including September 16, 2024	2.40

The amount equal to

(i) the Remaining Value as determined at the expiration of the Applicable Period for line (L) immediately prior to the Applicable Period, less

(ii)  the aggregate amount of any contingent Payments made during the Applicable Period and the dollar amount, if any, converted into Conversion Shares since the Effective Date multiplied by the Applicable Multiplier

				$		$
N.	After September 16, 2024, and thereafter	2.50

The amount equal to

(i) the Remaining Value as determined at the expiration of the Applicable Period for line (M) immediately prior to the Applicable Period, less

(ii)  the aggregate amount of any contingent Payments made during the Applicable Period and the dollar amount, if any, converted into Conversion Shares since the Effective Date multiplied by the Applicable Multiplier

				$		$

SCHEDULE 2

REPORTING; NOTICES

Monthly Financial Statements. Within thirty (30) days after the last day of each month, a company prepared consolidated and consolidating[2] (if applicable) balance sheet, income statement and statement of cash flows covering the Obligors and each of their Subsidiaries’ operations for such month, in form reasonably acceptable to Holder, certified by an authorized officer of Parent as having been prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, and subject to normal year-end adjustments.

Annual Operating Budget and Financial Projections. Within sixty (60) days after the end of each fiscal year of Parent (and within five (5) days of any material modification thereto), an annual operating budget in the same form as presented to the Parent’s Board for the upcoming fiscal year of Parent, together with any related business forecasts used in the preparation thereof.

Annual Audited Financial Statements. As soon as available, but no later than ninety (90) days after the last day of Parent’s fiscal year, or, if earlier, within five (5) days of filing with the Securities and Exchange Commission, audited consolidated financial statements prepared in accordance with GAAP, consistently applied

Other Statements. Within five (5) days of delivery, copies of all statements, reports and notices generally made available to all stockholders or noteholders

SEC Filings. Within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Parent with the Securities and Exchange Commission.

Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against any Obligor or any of its Subsidiaries that could result in damages or costs to any Obligor or any of its Subsidiaries, individually or in the aggregate for all related proceedings, of $500,000 or more, or of any Obligor or any of its Subsidiaries taking or threatening legal action against any third person with respect to a claim of $500,000 or more, and with respect to any pending action or threatened action, a prompt report of any material development with respect thereto.

Intellectual Property Report. Together with financial statements delivered following each calendar quarter, an updated schedule of registered US Patents, Copyrights or Trademarks (including applications), in the form consistent with the Perfection Certificate, or confirmation of no change from the last such schedule delivered

[2]

Notwithstanding the foregoing, no consolidating financial statements, reports or projections shall be required in respect of any Subsidiary in accordance with the foregoing, and instead, Obligors shall deliver such reports, projections or other financial information with respect to any Subsidiary as to which the trigger for joinder as an Obligor pursuant to Section 5 hereof is not met, (including without limitation reports as to cash balance or revenue by legal entity) as Payee may reasonably request from time to time.

Aging Reports; Other Reports and Information. Together with the monthly financial reports, reports as to the following, in form reasonably acceptable to Holder: accounts payable aging and any other information related to the financial or business condition of any Obligor as and when reasonably requested by Holder.

Board Materials. At the same time and in the same manner as it gives to the members of Parent’s Board, any committee or subcommittee thereof, or any advisory board, copies of all materials that Parent provides to its Board, such committee or subcommittee or advisory board, as applicable, in connection with meetings thereof, including any reports with respect to Obligors’ operations or performance, provided, however, the foregoing may be subject to such exclusions and redactions as necessary in order to (A) preserve the confidentiality of highly sensitive proprietary information, (B) prevent a conflict of interest between an Obligor and a Secured Party, or (C) prevent impairment of the attorney client privilege with respect to pending or threatened litigation.

Bank Account Statements. Together with the monthly financial statements, a copy of the most recent account statement, with transaction detail, for each Deposit Account or Securities Account of an Obligor or any of its Subsidiaries, or within three (3) Business Days, following Holder’s request, evidence satisfactory to Holder of the balance maintained in any such Deposit Account or Securities Account.

Product Related. Within five (5) Business Days of receipt, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

SCHEDULE 3

REGISTRATION RIGHTS

For purposes of this Schedule 3, capitalized terms used and not otherwise defined shall have the following meanings:

“Common Stock” means the Common Stock of Parent, par value 0.001 per share

“Effectiveness Period” shall have the meaning set forth in Section 2 below.

“Filing Date” shall mean the date that is forty-five (45) days after receipt by Parent of a written notice by Holder requesting that a Registration Statement be filed in respect of all of the Conversion Shares, provided no such request shall be given if the Conversion Shares do not constitute Registrable Securities, and shall in no event be a date prior to the sixth-month anniversary of the Effective Date.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities, or prior to any conversion in accordance with Section 3(b) of the Agreement, the Designated Holder.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Losses” shall have the meaning set forth in Section 5(a).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

“Registrable Securities” means the Conversion Shares issued or issuable pursuant to Section 3(b) of the Agreement and any securities issued with respect to, or in exchange for or in replacement thereof upon any stock split, stock dividend, recapitalization, subdivision, merger or similar event; provided however, that the applicable Holder has completed and delivered to Parent a Selling Stockholder Questionnaire, and provided further that such securities shall no longer be deemed Registrable Securities if such securities (i) have been sold pursuant to a Registration Statement, (ii) have been sold in compliance with Rule 144, or (iii) may be sold without registration under the Securities Act or the need for an exemption from any such registration requirements by the applicable Holder by the applicable Holder pursuant to Rule 144, without any time, volume or manner limitations (or any similar provision then in effect).

“Registration Statement” means the registration statements and any additional registration statements contemplated by Section 2, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Selling Stockholder Questionnaire” means a questionnaire in the form attached as Annex B hereto, or such other form of questionnaire as may reasonably be requested by Parent from time to time.

1 REGISTRATION OBLIGATIONS; FILING DATE REGISTRATION.

On or prior to the Filing Date, Parent shall prepare and file with the SEC a Registration Statement covering the resale of the Registrable Securities as would permit or facilitate the sale and distribution of all the Registrable Securities in the manner reasonably requested by Holder on behalf of Designated Holder; provided, however, that if the Filing Date falls on a day that is not a Business Day, such deadline shall be extended to the next Business Day. The Registration Statement shall be on Form S-3 (except if Parent is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the rules promulgated thereunder and Parent shall undertake to register the Registrable Securities on Form S-3 as soon as practicable following the availability of such form, provided that Parent shall use commercially reasonable efforts to maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC). The Registration Statement shall contain the “Plan of Distribution” section in substantially the form attached hereto as Annex A. Parent shall use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof, and, subject to Section 2.10 hereof, to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold under such Registration Statement; or (y) the date on which the Registrable Securities may be immediately be sold pursuant to Rule 144, without limitations, as determined by the counsel to Parent pursuant to a written opinion letter, addressed to Parent’s transfer agent to such effect (the “Effectiveness Period”). By 9:30 am Eastern Time on the Business Day following the date the Registration Statement is declared effective, Parent shall file with the SEC in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement. Holder acknowledges and agrees (and by acceptance of the Conversion Shares, Designated Holder shall be deemed to have acknowledged and agreed) that securities other than the Registrable Securities may be included in the Registration Statement.

2 REGISTRATION PROCEDURES.

In connection with Parent’s registration obligations hereunder, Parent shall:

2.1 Prepare and file with the SEC on or prior to the Filing Date, a Registration Statement on Form S-3 (or if Parent is not then eligible to register for resale the Registrable Securities on Form S-3 such registration shall be on another appropriate form in accordance with the Securities Act and the rules and regulations promulgated thereunder) in accordance with the method or methods of distribution thereof as described on Annex A hereto (except if otherwise directed by Holder), and use commercially reasonable efforts to cause the Registration Statement to become effective and remain effective as provided herein.

2.2 (i) Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective (subject to Section 2.12) as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements, if necessary, in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond promptly to any comments received from the SEC with respect to the Registration Statement or any amendment thereto and promptly provide the Holders true and complete copies of all correspondence from and to the SEC relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

2.3 Promptly notify the Holders of Registrable Securities (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is filed; (B) when the SEC notifies Parent whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement, and if requested by such Holders, furnish to them a copy of such comments and Parent’s responses thereto; and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by Parent of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.4 Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any U.S. jurisdiction.

2.5 If requested by the Holder, on behalf of Designated Holders, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as Parent reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after Parent has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

2.6 Furnish to each Holder, without charge and upon request, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and, to the extent requested by such Person, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

2.7 Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and Parent hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

2.8 Prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, Parent shall in no event be required to (x) qualify to do business in any state where it is not then qualified or (y) take any action that would subject it to tax or to the general service of process in any such state where it is not then subject, or (z) comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to Parent.

2.9 Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement.

2.10 Upon the occurrence of any event contemplated by Section 2.3(v), promptly prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.11 Use commercially reasonable efforts to remain trading on a Trading Market and, as applicable, cause all Registrable Securities relating to the Registration Statement to be listed on the Trading Market on which the Common Stock is then listed or traded; provided, however, that nothing in this Section 2.11 shall require the Company to continue to list its Common Stock on the Nasdaq Stock Market and be a reporting company pursuant to Section 13 of the Exchange Act.

2.12 Parent may require each selling Holder to furnish to Parent information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and Parent may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information within fifteen (15) days after receiving such request. Each Holder covenants and agrees that (i) it will not sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in Section 2.7 and notice from Parent that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 2.3 and (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from Parent of the occurrence of any event of the kind described in Sections 2.3(ii), (iii), (iv), (v) or 2.13, such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 2.10, or until it is advised in writing by Parent that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

2.13 If (i) there is material non-public information regarding Parent which the Board reasonably determines not to be in Parent’s best interest to disclose and which Parent is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to Parent which the Board reasonably determines not to be in Parent’s best interest to disclose, then Parent may postpone or suspend filing or effectiveness of a registration statement for a period not to exceed thirty (30) consecutive days, provided that Parent may not postpone or suspend its obligation under this Section 2.13 for more than sixty (60) days in the aggregate during any 12 month period; provided, however, that no such postponement or suspension shall be permitted for consecutive thirty (30) day periods, arising out of the same set of facts, circumstances or transactions.

2.14 If a Registration Statement is not effective with respect to all of the Registrable Securities and Parent decides to register any of its securities for its own account or for the account of others (if the agreement pursuant to which such securities are being registered for the account of others so allows), then Parent will use its commercially reasonable efforts to include in such registration all or any part of the Registrable Securities requested by Holder on behalf of Designated Holder to be included therein (excluding any Registrable Securities previously included in a Registration Statement). Notwithstanding the foregoing, with respect to shelf registration statements, this requirement shall only apply to the initial filing of a new registration statement and shall not be triggered by offerings for Parent’s own account via any shelf takedown transactions, including, for the avoidance of doubt, any confidentially marketed transaction, public offering, registered direct offering, and underwritten registered direct offering. This requirement also does not apply to registrations on Form S-4 or S-8 or their equivalents (relating to equity securities to be issued in connection with an acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) or to registration statements that would otherwise not permit the registration of re-sales of previously issued securities, or to the extent the Conversion Shares do not constitute Registrable Securities. In any event where Parent is required to try to include the Registrable Securities, if the managing underwriter(s) of a public offering impose a limitation on the number of shares of Common Stock that may be included in the Registration Statement because, in such underwriter(s)’ judgment, such limitation would be necessary to effect an orderly public distribution, then Parent shall include in such registration (i) first, the securities Parent proposes to sell, and (ii) second, the Registrable Securities.

3 REGISTRATION EXPENSES.

All reasonable fees and expenses incident to the performance of or compliance with this Agreement by Parent (excluding underwriters’ discounts and commissions and all fees and expenses of legal counsel, accountants and other advisors for any Holder except as specifically provided below), except as and to the extent specified in this Section 3, shall be borne by Parent whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Trading Market and each other securities exchange or market on which Registrable Securities are required hereunder to be listed, (B) with respect to filings required to be made with the Financial Industry Regulatory Authority and (C) in compliance with state securities or Blue Sky laws), (ii) messenger, telephone and delivery expenses, (iii) fees and disbursements of counsel for Parent, (iv) Securities Act liability insurance, if Parent so desires such insurance, and (v) fees and expenses of all other Persons retained by Parent in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, Parent’s independent public accountants. In addition, Parent shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

4 INDEMNIFICATION.

4.1 Indemnification by Parent. Parent shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, its directors, officers, agents and employees, each Person who controls such Holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against any and all claims, losses, damages, liabilities, penalties, judgments, costs (including, without limitation, costs of investigation) and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Losses”), arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, as supplemented or amended, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except (i) to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Holder furnished in writing to Parent by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that each Holder has approved Annex A hereto for this purpose); (ii) as a result of the failure of such Holder to deliver a Prospectus, as amended or supplemented, to a purchaser in connection with an offer or sale; or (iii) in the case of an occurrence of an event of the type specified in Section 2.3(ii)-(v), the use by a Holder of an outdated or defective Prospectus after Parent has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of notice that use of the applicable prospectus may be resumed (and, if applicable, receipt of additional or supplemental filings that are incorporated or deemed to be incorporated by referenced in such Prospectus or Registration Statement), but only if and to the extent that following such receipt the misstatement or omission giving rise to such Loss would have been corrected; provided, however, that the indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of Parent, which consent shall not be unreasonably withheld. Parent shall notify such Holder promptly of the institution, threat or assertion of any Proceeding of which Parent is aware in connection with the transactions contemplated by this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 4.3) and shall survive the transfer of the Registrable Securities by the Holder.

4.2 Indemnification by Holders. Each Holder and its permitted assignees shall, severally and not jointly, indemnify and hold harmless Parent, its directors, officers, agents and employees, each Person who controls Parent (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, as supplemented or amended, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in or omitted from any information regarding such Holder furnished in writing to Parent by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was furnished in writing by such Holder expressly for use therein (it being understood that each Holder has approved Annex A hereto for this purpose). Notwithstanding anything to the contrary contained herein, in no event shall the liability of any Person under this Section 4.2 exceed the net proceeds to such Person as a result of the sale of Registrable Securities pursuant to a Registration Statement in connection with which the untrue or alleged untrue statement or material omission was provided.

4.3 Conduct of Indemnification Proceedings.

(b) If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

(c) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel (which shall be reasonably acceptable to the Indemnifying Party) that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, the Indemnifying Party shall be responsible for reasonable fees and expenses of no more than one counsel for the Indemnified Parties). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(d) All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within twenty (20) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

4.4 Contribution.

(a) If a claim for indemnification under Section 4.1 or 4.2 is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 4.3, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

(b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(c) The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties. Notwithstanding anything to the contrary contained herein, the Holders shall be liable under this Section 4.4 for only that amount as does not exceed the aggregate amount invested by such Holder by way of conversion of the Conversion Amount.

5	MISCELLANEOUS.

5.1 Remedies. In the event of a breach by Parent or by a Holder, of any of their obligations under this Agreement, each Holder or Parent, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Parent and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

5.2 Assignment of Registration Rights. The rights of each Holder hereunder, including the right to have Parent register for resale Registrable Securities in accordance with the terms of this Agreement, shall be assignable by each Holder of all or a portion of the Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to Parent within a reasonable time after such assignment, (ii) Parent is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, and (iv) at or before the time Parent receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with Parent to be bound by all of the provisions of this Agreement. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

5.3 Notices and Communications to Holders. Unless otherwise indicated in a written notice by Holder to Parent, Parent may deliver all notices, materials and other correspondence that is permitted or required to be delivered to Holder or Designated Holder, to Holder in accordance with Section 12 of the Agreement, and Holder shall promptly deliver the same to Designated Holder.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may use one or more of the following methods when disposing of the shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the writing or settlement of options, swaps, derivatives or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	in the over the counter market;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive SECs or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage SEC in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440 or the successor to such FINRA rules.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under the prospectus, or under an amendment to the prospectus under Rule 424(b) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under the prospectus. The Selling Stockholders do not expect these SECs and discounts to exceed what is customary in the types of transactions involved.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders may enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by the prospectus, which shares such broker-dealer or other financial institution may resell pursuant to the prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealer or agents that are involved in selling the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any SECs received by such broker-dealers or agents and any profit on the resale of Common Stock purchased by them may be deemed to be underwriting SECs or discounts under the Securities Act. In no event shall any broker-dealer receive fees, SEC and markups which, in the aggregate, would exceed eight percent (8%). Each Selling Stockholder has informed Parent that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

We have advised each Selling Stockholder that it may not use shares registered on the registration statement of which this prospectus is a part to cover short sales of Common Stock made prior to the date on which the registration statement shall have been declared effective by the Securities and Exchange SEC. If a Selling Stockholder uses this prospectus for any sale of shares of our Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We may indemnify the Selling Stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with an agreement between us and the Selling Stockholders. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Annex B

MOLECULAR TEMPLATES, INC.

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of common stock, $[____________] par value per share (the “Common Stock”), of MOLECULAR TEMPLATES, INC., a Delaware corporation (the “Company”, and such shares of Common Stock, the “Registrable Securities”) understands that the Company has filed or intends to file with the Securities and Exchange SEC (the “SEC”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of that certain Convertible Secured Contingent Value Right Agreement, dated as of [_____________], 2023 (the “Agreement”), by and among the Company, and certain other parties thereto. The purpose of this Questionnaire is to facilitate the filing of the Registration Statement under the Securities Act that will permit you to resell the Registrable Securities in the future. The information supplied by you will be used in preparing the Registration Statement. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related Prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related Prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) in the Registration Statement.

QUESTIONNAIRE

1.	Name:

	(b)	Full Legal Name of Selling Stockholder

	(c)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item 3 below are held:

	(d)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this questionnaire):

2.	Address for Notices to Selling Stockholder:

Telephone:

Fax:

Contact Person:

E-mail address of Contact Person:

3.	Beneficial Ownership of Registrable Securities:

Type and Number of Registrable Securities beneficially owned:

4.	Broker-Dealer Status:

(a) Are you a broker-dealer?

Yes ☐ No ☐

Note: If yes, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(b) Are you an affiliate of a broker-dealer?

Yes ☐ No ☐

Note: If yes, provide a narrative explanation below:

(c) If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐ No ☐

Note: If no, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

(a) As of ___________, 20___, the Selling Stockholder owned outright (including shares registered in Selling Stockholder’s name individually or jointly with others, shares held in the name of a bank, broker, nominee, depository or in “street name” for its account), _________ shares of the Company’s capital stock (excluding the Registrable Securities). If “zero,” please so state.

(b)

In addition to the number of shares Selling Stockholder owned outright as indicated in Item 5(a) above, as of ________________, 20___, the Selling Stockholder had or shared voting power or investment power, directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, with respect to ______________ shares of the Company’s capital stock (excluding the Registrable Securities). If “zero,” please so state.

If the answer to Item 5(b) is not “zero,” please complete the following tables:

Sole Voting Power: Number of Shares	Nature of Relationship Resulting in Sole Voting Power

Shared Voting Power:

Number of Shares	With Whom Shared	Nature of Relationship

Sole Investment power:

Number of Shares	Nature of Relationship Resulting in Sole Investment power

Shared Investment power:

Number of Shares	With Whom Shared	Nature of Relationship

(c)

As of _____________, 20___, the Selling Stockholder had the right to acquire the following shares of the Company’s common stock pursuant to the exercise of outstanding stock options, warrants or other rights (excluding the Registrable Securities). Please describe the number, type and terms of the securities, the method of ownership, and whether the undersigned holds sole or shared voting and investment power. If “none”, please so state.

6.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

7.	Plan of Distribution:

The undersigned has reviewed the form of Plan of Distribution attached as Annex A, and hereby confirms that, except as set forth below, the information contained therein regarding the undersigned and its plan of distribution is correct and complete.

State any exceptions here:

***********

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the effective date of any applicable Registration Statement filed pursuant to the Agreement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 7 and the inclusion of such information in each Registration Statement filed pursuant to the Agreement and each related Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such Registration Statement and the related Prospectus.

By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M. The undersigned also acknowledges that it understands that the answers to this Questionnaire are furnished for use in connection with Registration Statements filed pursuant to the Agreement and any amendments or supplements thereto filed with the SEC pursuant to the Securities Act.

The undersigned hereby acknowledges and is advised of the following Interpretation A.65 of the July 1997 SEC Manual of Publicly Available Telephone Interpretations regarding short selling:

“An Issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement become effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

By returning this Questionnaire, the undersigned will be deemed to be aware of the foregoing interpretation.

I confirm that, to the best of my knowledge and belief, the foregoing statements (including without limitation the answers to this Questionnaire) are correct.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:

Name:

Title:

SCHEDULE 4

CONDITIONS TO EFFECTIVENESS

Holder shall have received

1.	this Agreement, duly executed by the parties hereto

2.	a Perfection Certificate, duly executed by an authorized officer of Parent

3.	an IP Security Agreement, duly executed by the parties thereto

4.	a warrant to purchase Common Stock, duly executed by Parent

5.

a certificate of each Obligor, duly executed by an authorized officer of such Obligor, certifying and attaching (i) the Operating Documents (or certifying no change to the Operating Documents previously delivered), (ii) resolutions duly approved by the Board of such Obligor with respect to this Agreement, the issuance of the Warrant and the transactions contemplated hereby and thereby, and (iii) a schedule of incumbency